UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50926

MI	421609947
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

933 East Main Street, Fremont, MI 49412

(Address of principal executive offices, including zip code)

231-924-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Agent Stock Purchase Plan

On November 25, 2008, the Board of Directors of Fremont Michigan InsuraCorp, Inc. (the “Company”) adopted an Agent Stock Purchase Plan (“Plan”). The Plan provides for the sale of up to 100,000 shares of the Company’s Class A Common Stock over the five year estimated term of the Plan. The Plan has been established by the Company to provide incentive to independent insurance agencies that sell products and services of its subsidiary, Fremont Insurance Company, a Michigan insurance corporation (the “Insurance Company”), by enabling them to participate in the Company’s long-term growth and success and to help align their success with the interests of the Company’s stockholders.

The shares are being offered only to eligible independent insurance agents, and the owners, principals and key employees of those agents, who are under contract as an agent of Insurance Company and are residents of the State of Michigan. The purchase price for the shares offered under the Plan will be 90% of the average of the high bid and low asked prices in the OTCBB averaged over the ten (10) business days nearest preceding a Purchase Date. The participant may use cash, and eligible agencies may use all or a portion of their earned commissions or their distributions under the Insurance Company’s profit sharing program for agents, to purchase shares. All participants affiliated with each agency may not purchase in the aggregate more than the maximum contribution of $30,000 per quarter ($50,000 for eligible agents that produced $1,000,000 or more in written premiums for the Insurance Company in the prior calendar year). There is also a $500 minimum purchase amount per participant in any one calendar quarter.

The Common Stock offered by the Company under this Plan will not have been registered with, or approved, by the United States Securities and Exchange Commission (“SEC”). The offering of the Common Stock under the Plan is based on an exemption from such registration as set forth in §4(2) of the Securities Act of 1933, as amended (“Act”), and Rule 506 of Regulation D issued under the Act. The offering is being made only to eligible agencies of the Insurance Company and eligible persons designated by those agencies who are “accredited investors” as defined under Regulation D issued under the Act and to not more than 35 eligible persons in any 12 month period who may not be accredited investors, but are “sophisticated” investors. Resales of the unregistered Class A Common Stock will require registration or the availability of an exemption to registration such as SEC Rule 144.

The Common Stock will be offered directly to participants through our officers, and we will not use a broker or a dealer. We will not pay commissions, discounts or any other payments to any person for services in connection with the offer or sale of shares under the Plan. Participants will not incur brokerage commissions or service charges. The Company plans to use the proceeds of this offering for general corporate purposes which include making investments in and advances to the Insurance Company, which in turn will use the proceeds for general corporate purposes.

The above is a brief description of the Plan, is not intended to be exhaustive and is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.1.

Purchases of Equity Securities by the Issuer

The following table sets forth the repurchases of common stock from October 1, 2008 through November 26, 2008:

Issuer Purchases of Equity Securities

	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans (1)	Maximum Number of Shares that May Yet Be Purchased Under the Plans

Month ended October 31, 2008	11,000	$17.48	11,000	69,000
Period from November 1, 2008 to November 26, 2008	10,000	$16.70	10,000	59,000
Total	21,000	$17.11	21,000	59,000

(1)	On May 8, 2008, the Company announced a share repurchase plan for up to 100,000 shares of common stock.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Agent Stock Purchase Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: November 26, 2008	By:	/s/ Richard E. Dunning
Richard E. Dunning
President and CEO